Exhibit 99.1
Airvana Reports Fourth Quarter and Full Year 2008 Financial Results
Invoiced Shipments for the Quarter Up 19% from Prior Year
Worldwide Growth of Wireless Data Services Accelerates CDMA 3G Deployments
Release of EV-DO Software Version 7.0 Delivers Additional Value to Wireless Operators
Board Approves Second $20 Million Share Repurchase Program
Company Exits 2008 with $228 Million in Cash and Investments and No Debt
CHELMSFORD, Mass., February 12, 2009 – Airvana, Inc. (NASDAQ: AIRV), a leading provider of mobile broadband network infrastructure products, today reported financial results for the fourth quarter and fiscal year ended December 28, 2008. Airvana presents both GAAP and non-GAAP financial metrics below because management believes that the combination provides a more complete understanding of Airvana’s operating performance.
Invoiced shipments for the fourth quarter rose approximately 19% over the comparable prior year period to $39.8 million. On January 14, 2009, Airvana had outstanding invoices of $21.8 million to Nortel Networks Inc. (“Nortel”), which filed for bankruptcy protection on that date. This amount has been excluded from deferred revenue and non-GAAP Billings for the quarter and year ended December 28, 2008.
GAAP Financial Highlights
•	Revenue: Total revenue for the fourth quarter of 2008 was $63.3 million, compared with $145.6 million for the fourth quarter of 2007. For the full year 2008, total revenue was $138.2 million, compared with $305.8 million for the full year 2007.

•	Net Income: Net income for the fourth quarter of 2008 was $24.8 million, compared with net income of $104.2 million for the fourth quarter of 2007. For the full year 2008, net income was $21.3 million, compared with net income of $153.3 million for the full year 2007.
Non-GAAP Financial Highlights
“Following a strong third quarter, we again delivered solid growth as invoiced shipments rose to $39.8 million for the fourth quarter, exceeding our outlook of $36 million to $38 million,” said Airvana President and Chief Executive Officer Randy Battat. “This primarily reflected capacity expansion of EV-DO networks, initial deployments in China and installation of Airvana’s November 2008 software release, Version 7.0. We expect both our core EV-DO and femtocell products and services invoicing to grow in 2009.”
•	Product and Service Billings (“Billings”): Including the $21.8 million of pre-bankruptcy filing outstanding invoices to Nortel, Billings would have been $39.8 million for the fourth quarter of 2008, compared to Billings of $33.3 million for the fourth quarter of 2007, and would have been $146.9 million for the full year 2008, compared with Billings of $142.2 million for the full year 2007. Excluding the $21.8 million of pre-bankruptcy filing invoices to Nortel, fourth quarter 2008 Billings were $18.0 million and full year 2008 Billings were $125.1 million.

•	Operating Profit/Loss on Billings: Including the $21.8 million of pre-bankruptcy filing outstanding invoices to Nortel, Airvana’s operating profit on Billings would have been $10.8 million for the fourth

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quarter of 2008, compared to operating profit on Billings of $3.4 million for the fourth quarter of 2007, and would have been $34.5 million for the full year 2008, compared to operating profit on Billings of $34.9 million for the full year 2007. Excluding the $21.8 million of pre-bankruptcy filing outstanding invoices to Nortel, Airvana had an operating loss on Billings of $11.0 million for the fourth quarter of 2008, and had an operating profit on Billings of $12.7 million for the full year 2008.
A description of Airvana’s revenue-recognition policy is contained in the Company’s quarterly 10-Q and annual 10-K filings with the Securities and Exchange Commission. A description and a reconciliation of the Company’s non-GAAP financial measures are included in this press release.
Comments on the Fourth Quarter
“Wireless operator deployments of our EV-DO products increased in the fourth quarter, fueled by the continued growth of wireless data services,” said Battat. “Despite the economic headwinds, operators are making investments to expand the capacity and coverage of their networks, reflecting the growth in broadband subscribers, as well as the availability of new wireless data features and functionality. Continued product enhancements, such as our November release of software Version 7.0, deliver significant additional value to wireless operators.”
“With our fixed-mobile convergence products, we made steady progress during the quarter in our product-development alliances with industry leaders including Alcatel-Lucent, Hitachi, Motorola, Nokia Siemens Networks and Thomson,” said Battat. “In December, we announced that Pirelli Broadband Solutions had selected our HubBub™ UMTS femtocell to add 3G connectivity to its portfolio of consumer broadband devices. Femtocells enable operators to provide wireless users with a radically better indoor experience at a significantly lower cost than traditional macrocells.”
During the fourth quarter of 2008, the Company repurchased 2.0 million shares of its common stock, in accordance with the $20 million stock repurchase plan announced in July 2008. Through the end of fiscal 2008, the Company had repurchased over 2.7 million shares of its common stock, and had $6.7 million remaining under the plan to continue to purchase additional shares. Airvana’s board of directors has approved a second stock repurchase program authorizing the Company to purchase up to an additional $20 million of its common stock following the completion of the initial $20 million stock repurchase plan. “The extension of our common stock repurchase program by the board reflects their continued confidence in the future prospects of the Company and further demonstrates our commitment to enhancing shareholder value,” Battat said.
Nortel Bankruptcy Filing
On January 14, 2009, Nortel Networks Inc. (“Nortel”) announced that it and certain of its affiliates had filed for bankruptcy protection. At the time of that filing Airvana had outstanding invoices to Nortel in the amount of $21.8 million and approximately $12 million to $15 million of unbilled amounts related to royalties earned through January 13, 2009. The collection of these amounts is subject to Nortel’s bankruptcy proceedings. As a result, Airvana has excluded the $21.8 million of pre-bankruptcy filing outstanding invoices to Nortel from accounts receivable and deferred revenue as of December 28, 2008 and non-GAAP Billings and non-GAAP Operating Profit (Loss) on Billings for the quarter and year ended December 28, 2008. Billed and unbilled receivables as of the date of the Nortel filing will be accounted for on a cash basis as collected. Nortel’s bankruptcy filing had no financial impact on the Company’s GAAP operating results for the quarter and year ended December 28, 2008, as all outstanding invoices had been deferred in the normal course as they related to an undelivered specified software upgrade. Since the date of Nortel’s bankruptcy filing, Airvana and Nortel have continued to deliver products and services to Nortel’s CDMA EV-DO wireless operators under the terms of Nortel’s existing agreement with Airvana.

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“Nortel has informed us that we are a long term partner and a key supplier and that we play a vital role in its ability to continue serving the needs of its CDMA customers,” Battat said. “Airvana is working closely with Nortel during its reorganization. Our business relationship is with Nortel’s CDMA unit, which is part of Nortel’s profitable Carrier Networks Division. Nortel continues to purchase goods and services from us in support of EV-DO customers, and we expect to continue to provide high quality products and services with Nortel to more than 30 major wireless operators around the world. Airvana is operating from a position of financial strength. With more than $228 million in cash and no debt as of December 28, 2008, we have the capital resources and financial flexibility to drive continued growth in our EV-DO and femtocell products.”
Business and Financial Outlook
“We expect customer activity to increase throughout 2009, and we expect our invoiced shipments for the first half of 2009 to be greater than for the first half of 2008,” Battat said. “Certain EV-DO expansions are currently planned for deployment in the second quarter of 2009, and therefore we expect invoiced shipments in the second quarter to be higher than the first quarter of 2009. We are also developing new releases of our EV-DO software for deliveries at mid-year and during the fourth quarter of 2009. In addition, we expect our CDMA and UMTS femtocell alliances and shipments to build through 2009 as operators begin to rollout commercial deployments.”
For the first quarter of 2009, Airvana expects non-GAAP Billings in the range of $17 million to $22 million, excluding approximately $12 million to $15 million of invoices to Nortel that will be accounted for on a cash basis. Airvana expects revenues for the first quarter of 2009 in the range of $7 million to $8 million.
Conference Call Details
Airvana will host a conference call today at 8:30 a.m. (ET) to discuss its financial results, highlights of the quarter, business strategy and financial outlook. The conference call and accompanying slide presentation will be webcast live on the Internet, and can be accessed on the Investor Relations section of Airvana’s website (www.airvana.com). The conference call can also be accessed by dialing (877) 407-5790 or (201) 689-8328. A replay of the webcast will be archived on Airvana’s website.
Non-GAAP Financial Measures
To supplement Airvana’s condensed consolidated financial statements presented on a GAAP basis, Airvana uses non-GAAP billings measures of operating results, gross profit on billings and operating income on billings, which include changes in deferred revenue and deferred costs in a period. These non-GAAP financial measures are presented with the intent of providing both management and investors with a more complete understanding of Airvana’s underlying operating performance and trends. Airvana believes that these non-GAAP financial measures enhance the overall understanding of its past financial performance and also its prospects for the future. These non-GAAP measures provide an indication of Airvana’s financial results based upon sales activity in the period and are considered by management for the purpose of making operational decisions. In addition, these non-GAAP measures are the primary indicators that management uses as a basis for Airvana’s planning and forecasting of future periods.
Management uses the following non-GAAP measures (detailed in Exhibits 1 and 3) as a supplement to GAAP revenue and cash flow from operations in evaluating Airvana’s performance:
•	Product and Service Billings (“Billings”) reflects the amount invoiced for products and services in a period and equals GAAP revenue plus the change in deferred revenue in the period.

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•	Costs Related to Billings reflects the cost directly attributable to Billings in a period and equals GAAP cost of revenue plus the change in deferred cost in the period.

•	Gross Profit on Billings reflects Billings less costs related to Billings in the period.

•	Operating Profit on Billings reflects Gross Profit on Billings less GAAP operating expenses in the period.
Management believes investors may find these measures useful for understanding Airvana’s operations, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP. Exhibits 1 and 2 reconcile all non-GAAP metrics to the corresponding income statement items as determined in accordance with GAAP for all periods presented.
About Airvana, Inc.
Airvana helps operators transform the mobile experience for users worldwide. The Company’s high-performance technology and products, from comprehensive femtocell solutions to core mobile network infrastructure, enable operators to deliver compelling and consistent broadband services to mobile subscribers, wherever they are. Airvana’s products are deployed in over 70 commercial networks on six continents. Airvana is headquartered in Chelmsford, Mass., USA, with offices worldwide. For more information, please visit www.airvana.com.
Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Airvana, including expectations related to its development of femtocell alliances and shipments during future periods, its billings and revenue for future periods, its relationship with Nortel, its ability to collect receivables from Nortel and the Nortel bankruptcy filing, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain the words “believes,” “anticipates,” “plans,” “expects,” “will,” “continue” and similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation Nortel’s ability to reorganize successfully, Airvana’s ability to secure court approval for payment of its receivables from Nortel, Airvana’s ability to maintain its relationship with Nortel, the timing and rate of femtocell market acceptance and growth, operator femtocell deployment plans, the highly competitive and rapidly evolving market in which Airvana competes, Airvana’s limited operating history, the fluctuation of its past operating results and its reliance on sales through Nortel for a significant portion of its revenues and product and service billings and other factors discussed in Airvana’s filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Airvana’s views as of the date of this press release. Airvana anticipates that subsequent events and developments may cause its views to change. While Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this press release.
Investor contact:
David Reichman
Sharon Merrill Associates
617-542-5300
AIRV@InvestorRelations.com

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Airvana, Inc.
GAAP Consolidated Statements of Operations
Comparative Financial Results
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 30,	December 28,	December 30,	December 28,
	2007	2008	2007	2008
Revenue:
Product	$137,493	$57,616	$279,133	$123,295
Service	8,123	5,653	26,652	14,878

Total revenue	145,616	63,269	305,785	138,173

Cost of revenue:
Product	850	1,407	34,794	3,267
Service	1,912	2,163	7,110	8,195

Total cost of revenue	2,762	3,570	41,904	11,462

Gross profit	142,854	59,699	263,881	126,711
Gross margin	98%	94%	86%	92%

Operating expenses:
Research and development	21,662	18,617	76,638	74,826
Selling and marketing	3,264	3,721	12,055	14,933
General and administrative	2,473	2,301	7,453	8,976
In-process research & development	—	—	2,340	—

Total operating expenses	27,399	24,639	98,486	98,735

Operating income	115,455	35,060	165,395	27,976
Interest income, net	2,744	1,358	9,846	7,240

Income before income tax expense	118,199	36,418	175,241	35,216

Income tax expense	13,954	11,569	21,898	13,923

Net income	$104,245	$24,849	$153,343	$21,293

Net income per common share:
Basic	$1.64	$0.39	$2.63	$0.33

Diluted	$1.46	$0.36	$2.19	$0.30

Weighted average common shares outstanding:
Basic	63,517	63,655	36,238	64,278

Diluted	71,210	68,744	43,496	70,091

Exhibit 1
Airvana, Inc.
GAAP to Non-GAAP Product and Service Billings Reconciliation
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 30, 2007			Three Months Ended December 28, 2008
		Deferral	Adjusted		Deferral	Adjusted	Pro Forma	Pro
	GAAP	Adjustments	Results	GAAP	Adjustments	Results	Adjustments (1)	Results
Revenue	$145,616	$(112,281)	$33,335	$63,269	$(45,274)	$17,995	$21,818	$39,813
Cost of revenue	2,762	(273)	2,489	3,570	816	4,386	—	4,386

Gross profit	142,854	(112,008)	30,846	59,699	(46,090)	13,609	21,818	35,427
Gross margin	98%		93%	94%		76%		89%
Operating expenses	27,399	—	27,399	24,639	—	24,639	—	24,639

Operating income (loss) from operations	115,455	(112,008)	3,447	35,060	(46,090)	(11,030)	21,818	10,788
Operating margin	79%		10%	55%		-61%		27%
Stock-based compensation	924	—	924	1,302	—	1,302	—	1,302

Operating income (loss) excluding stock compensation	$116,379	$(112,008)	$4,371	$36,362	$(46,090)	$(9,728)	$21,818	$12,090
Operating margin excluding stock compensation	80%		13%	57%		-54%		30%

	Year Ended December 30, 2007			Year Ended December 28, 2008
		Deferral	Adjusted		Deferral	Adjusted	Pro Forma	Pro
	GAAP	Adjustments	Results	GAAP	Adjustments	Results	Adjustments (1)	Results
Revenue	$305,786	$(163,611)	$142,175	$138,173	$(13,118)	$125,055	$21,818	$146,873
Cost of revenue	41,904	(33,164)	8,740	11,462	2,163	13,625	—	13,625

Gross profit	263,882	(130,447)	133,435	126,711	(15,281)	111,430	21,818	133,248
Gross margin	86%		94%	92%		89%		91%
Operating expenses	98,486	—	98,486	98,735	—	98,735	—	98,735

Operating income from operations	165,396	(130,447)	34,949	27,976	(15,281)	12,695	21,818	34,513
Operating margin	54%		25%	20%		10%		23%
Stock-based compensation	2,996	—	2,996	4,844	—	4,844	—	4,844

Operating income excluding stock compensation	$168,392	$(130,447)	$37,945	$32,820	$(15,281)	$17,539	$21,818	$39,357
Operating margin excluding stock compensation	55%		27%	24%		14%		27%

Note (1): On January 14, 2009, Nortel Networks Inc. filed for bankruptcy protection. At the time of the filing, Airvana had outstanding invoices to Nortel of $21,818. The collection of these amounts is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis as collected.

Airvana, Inc.
Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 30,	December 28,
	2007	2008
ASSETS

Current assets
Cash and cash equivalents	$43,547	$30,425
Investments	178,416	197,941
Accounts receivable	14,171	3,354
Deferred product cost	1,050	1,913
Prepaid taxes & deferred tax assets, net	1,537	2,168
Prepaid expenses and other current assets	3,064	2,758

Total current assets	241,785	238,559

Property and equipment	17,831	14,425
Less: accumulated depreciation and amortization	11,434	9,603

Property and equipment, net	6,397	4,822

Deferred product cost, long-term	—	1,300
Deferred tax assets	612	956
Restricted investments	193	193
Goodwill and intangible assets, net	12,165	11,096
Other assets	414	410

Total assets	$261,566	$257,336

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$3,806	$4,455
Accrued expenses and other current liabilities	11,162	14,365
Accrued income taxes	15,016	1,897
Deferred revenue	79,915	61,310

Total current liabilities	109,899	82,027

Deferred revenue, long-term	63	5,550
Other liabilities	1,754	1,174
Accrued income taxes	4,675	5,703

Total long-term liabilities	6,492	12,427

Stockholders’ equity:
Common stock	64	63
Additional paid-in capital	190,409	186,824
Accumulated deficit	(45,298)	(24,005)

Total stockholders’ equity	145,175	162,882

Total liabilities and stockholders’ equity	$261,566	$257,336

Note (1): On January 14, 2009, Nortel Networks Inc. filed for bankruptcy protection. At the time of the filing, Airvana had outstanding invoices to Nortel of $21,818. The collection of these amounts is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis as collected.

Exhibit 2
Airvana, Inc.
2008 GAAP to Pro Forma Balance Sheet Reconciliation
(Amounts in thousands)
(Unaudited)

		Pro Forma	Pro Forma
	December 28,	Nortel	December 28,
	2008	Adjustments (1)	2008 (1)
ASSETS

Current assets
Cash and cash equivalents	$30,425	$—	$30,425
Investments	197,941	—	197,941
Accounts receivable	3,354	21,818	25,172
Deferred product cost	1,913	—	1,913
Prepaid taxes & deferred tax assets, net	2,168	—	2,168
Prepaid expenses and other current assets	2,758	—	2,758

Total current assets	238,559	21,818	260,377

Property and equipment	14,425	—	14,425
Less: accumulated depreciation and amortization	9,603	—	9,603

Property and equipment, net	4,822	—	4,822

Deferred product cost, long-term	1,300	—	1,300
Deferred tax assets	956	—	956
Restricted investments	193	—	193
Goodwill and intangible assets, net	11,096	—	11,096
Other assets	410	—	410

Total assets	$257,336	$21,818	$279,154

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,455	$—	$4,455
Accrued expenses and other current liabilities	14,365	—	14,365
Accrued income taxes	1,897	—	1,897
Deferred revenue	61,310	21,763	83,073

Total current liabilities	82,027	21,763	103,790

Deferred revenue, long-term	5,550	—	5,550
Other liabilities	1,174	—	1,174
Accrued income taxes	5,703	—	5,703

Total long-term liabilities	12,427	—	12,427

Stockholders’ equity:
Common stock	63	—	63
Additional paid-in capital	186,824	—	186,824
Accumulated deficit	(24,005)	55	(23,950)

Total stockholders’ equity	162,882	55	162,937

Total liabilities and stockholders’ equity	$257,336	$21,818	$279,154

Note (1): On January 14, 2009, Nortel Networks Inc. filed for bankruptcy protection. At the time of the filing, Airvana had outstanding invoices to Nortel of $21,818. The collection of these amounts is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis as collected.

Airvana, Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 30,	December 28,	December 30,	December 28,
	2007	2008	2007	2008
Operating activities
Net income	$104,245	$24,849	$153,343	$21,293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	820	780	3,078	3,215
Amortization of intangible assets	267	268	713	1,069
Stock-based compensation	924	1,302	2,996	4,844
In-process research and development	—	—	2,340	—
Deferred tax benefit	(2,034)	11,569	(2,989)	13,923
Tax benefit related to exercise of non-qualified stock options	—	(288)	—	(2,266)
Amortization of investments	(1,638)	(732)	(5,661)	(4,113)
Amortization of leasehold incentive	(131)	(131)	(522)	(522)
Non-cash interest income	—	—	(103)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,950)	4,739	31,901	10,817
Deferred cost	273	(816)	33,164	(2,163)
Prepaid taxes	8,847	8,877	14,512	115
Prepaid expenses and other current assets	(204)	483	(542)	306
Accounts payable	210	1,836	512	649
Accrued expenses and other current liabilities	1,164	734	2,948	3,358
Accrued income taxes	15,884	(8,937)	19,691	(24,838)
Deferred revenue	(112,281)	(45,274)	(163,610)	(13,118)

Net cash provided by (used in) operating activities	10,396	(741)	91,771	12,569

Investing activities
Purchases of property and equipment	(119)	(194)	(3,190)	(1,765)
Purchase of 3-Way Networks, net of cash acquired	—	—	(10,907)	—
Purchase of investments	(69,656)	(92,995)	(367,851)	(341,622)
Maturities of investments	67,870	78,280	268,404	309,579
Investments sold	—	—	—	16,631
Other assets	(9)	(47)	(126)	4

Net cash used in investing activities	(1,914)	(14,956)	(113,670)	(17,173)

Financing activities
Payments on long-term debt	(16)	(2)	(583)	(121)
Proceeds from initial public offering, net of issuance costs	(27)	—	51,353	—
Payments of cash dividend	33	(21)	(72,674)	(92)
Purchase and retirement of treasury stock	—	(9,781)	(96)	(13,328)
Tax benefit related to exercise of non-qualified stock options	—	288	—	2,266
Proceeds from exercise of stock options	51	413	609	2,632

Net cash provided by (used in) financing activities	41	(9,103)	(21,391)	(8,643)

Effect of exchange rates on cash and cash equivalents	5	(95)	22	125

Net increase (decrease) in cash and cash equivalents	8,528	(24,895)	(43,268)	(13,122)
Cash and cash equivalents at beginning of period	35,019	55,320	86,815	43,547

Cash and cash equivalents at end of period	$43,547	$30,425	$43,547	$30,425

Exhibit 3
Airvana, Inc.
Select Quarterly Financial Data — GAAP & non-GAAP Metrics
(Amounts in thousands)
(Unaudited)

	Three Months Ended
									Pro Forma	Pro Forma
	Apr 1,	Jul 1,	Sep 30,	Dec 30,	Mar 30,	Jun 29,	Sep 28,	Dec 28,	Nortel	Dec 28,
	2007	2007	2007	2007	2008	2008	2008	2008	Adjustments (1)	2008 (1)
GAAP Financial Metrics
Total revenue	$269	$156,256	$3,645	$145,616	$7,638	$59,019	$8,247	$63,269	$55	$63,324
Cost of revenue	1,683	35,770	1,689	2,762	1,913	3,327	2,652	3,570		3,570

Gross (loss) profit	(1,414)	120,486	1,956	142,854	5,725	55,692	5,595	59,699	55	59,754
Operating expenses	20,079	25,841	25,167	27,399	24,910	24,237	24,949	24,639		24,639

Operating (loss) profit	$(21,493)	$94,645	$(23,211)	$115,455	$(19,185)	$31,455	$(19,354)	$35,060	$55	$35,115

Net cash provided by (used in) operating activities	61,212	2,670	17,493	10,396	(2,446)	3,685	12,071	(741)	—	(741)
Cash, cash equivalents and investments	220,270	139,328	210,011	221,963	220,969	227,491	237,814	228,366	—	228,366
Accounts receivable	3,262	16,768	8,221	14,171	11,039	7,941	8,093	3,354	21,818	25,172
Days sales outstanding (a)	7	42	24	39	27	28	17	17	—	57
Deferred revenue — end of period	284,624	165,088	192,259	79,978	110,136	77,396	112,134	66,860	21,763	88,623
Deferred product cost — end of period	34,373	701	1,323	1,050	1,651	1,354	2,397	3,213	—	3,213

Reconciliation of GAAP and non-GAAP Metrics
Revenue (GAAP)	$269	$156,256	$3,645	$145,616	$7,638	$59,019	$8,247	$63,269	$55	$63,324
Less: deferred revenue from acquisition	—	(171)	—	—	—	—	—	—	—
Deferred revenue at end of period	284,624	165,088	192,259	79,978	110,136	77,396	112,134	66,860	21,763	88,623
Less: deferred revenue at beginning of period	(243,418)	(284,624)	(165,088)	(192,259)	(79,978)	(110,136)	(77,396)	(112,134)	—	(112,134)

Product and service billings, “Billings” (non-GAAP)	41,475	36,549	30,816	33,335	37,796	26,279	42,985	17,995	21,818	39,813

Cost of revenue (GAAP)	1,683	35,770	1,689	2,762	1,913	3,327	2,652	3,570	—	3,570
Deferred product cost at end of period	34,373	701	1,323	1,050	1,651	1,354	2,397	3,213	—	3,213
Less: deferred product cost at beginning of period	(34,214)	(34,373)	(701)	(1,323)	(1,050)	(1,651)	(1,354)	(2,397)	—	(2,397)

Cost related to Billings (non-GAAP)	1,842	2,098	2,311	2,489	2,514	3,030	3,695	4,386	—	4,386

Gross profit on Billings (non-GAAP) (b)	39,633	34,451	28,505	30,846	35,282	23,249	39,290	13,609	21,818	35,427
Gross margin on Billings (non-GAAP) (c)	96%	94%	93%	93%	93%	88%	91%	76%		89%

Total operating expenses (GAAP)	20,079	25,841	25,167	27,399	24,910	24,237	24,949	24,639	—	24,639

Operating profit (loss) on Billings (non-GAAP) (d)	$19,554	$8,610	$3,338	$3,447	$10,372	$(988)	$14,341	$(11,030)	$21,818	$10,788
% operating profit (loss) on Billings (non-GAAP)	47%	24%	11%	10%	27%	-4%	33%	-61%		27%

Stock-based compensation included in operating expense	$514	$739	$819	$924	$1,085	$1,179	$1,278	$1,302	$—	$1,302
Acquisition costs included in operating expense	—	$2,340	—	—	—	—	—	—	—	—

Note (1): On January 14, 2009, Nortel Networks Inc. filed for bankruptcy protection. At the time of the filing, Airvana had outstanding invoices to Nortel of $21,818. The collection of these amounts is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis as collected.

(a)	Days sales outstanding (DSO) equals the accounts receivable divided by Billings (non-GAAP) multiplied by 91 (days in the period).

(b)	Gross profit on Billings equals the excess of Billings over cost related to Billings.

(c)	Gross margin on Billings equals the excess of Billings over cost related to Billings divided by Billings.

(d)	Operating profit on Billings equals Billings less cost related to Billings, less total operating expenses.